                                                                 EXHIBIT m(1)(c)

                                 AMENDMENT NO. 2
                              AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
                          (CLASS A AND CLASS C SHARES)



         The Amended and Restated Master Distribution Plan pursuant to Rule 12b-1 (the "Plan"), effective as of May 3, 1999, as amended and restated July 1, 1999, as amended September 1, 1999, of AIM Growth Series, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:


                                   "APPENDIX A
                                       TO
                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
                          (CLASS A AND CLASS C SHARES)

                               (DISTRIBUTION FEE)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class A or Class C thereof) to the average daily net assets of the Portfolio (or Class A or Class C thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class A or Class C thereof).

                                                            MINIMUM               MAXIMUM            MAXIMUM
                                                          ASSET-BASED             SERVICE           AGGREGATE
                   FUND                                  SALES CHARGE               FEE             ANNUAL FEE
                   ----                                  ------------             -------           ----------

           Class A Shares
           --------------
AIM Basic Value Fund                                         0.10%                 0.25%              0.35%
AIM Euroland Growth Fund                                     0.10%                 0.25%              0.35%
AIM Japan Growth Fund                                        0.10%                 0.25%              0.35%
AIM Mid Cap Equity Fund                                      0.10%                 0.25%              0.35%
AIM Small Cap Growth Fund                                    0.10%                 0.25%              0.35%


----------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class and the applicable Portfolio.

                                                            MAXIMUM               MAXIMUM            MAXIMUM
                                                          ASSET-BASED             SERVICE           AGGREGATE
                   FUND                                  SALES CHARGE               FEE             ANNUAL FEE
                   ----                                  ------------             -------           ----------

    Class C Shares
    --------------
AIM Basic Value Fund                                         0.75%                 0.25%              1.00%
AIM Euroland Growth Fund                                     0.75%                 0.25%              1.00%
AIM Japan Growth Fund                                        0.75%                 0.25%              1.00%
AIM Mid Cap Equity Fund                                      0.75%                 0.25%              1.00%
AIM Small Cap Growth Fund                                    0.75%                 0.25%              1.00%"


         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Date: June 12, 2000


                                   AIM GROWTH SERIES
                                   (on behalf of its Class A and Class C Shares)


Attest: /s/ OFELIA M. MAYO         By: /s/ ROBERT H. GRAHAM
       -----------------------        ---------------------------
       Assistant Secretary            President